Exhibit 3.33

CERTIFICATE OF INCORPORATION

OF

Sealy Mattress Manufacturing Company, Inc.

1.                                       The name of the corporation is:

Sealy Mattress Manufacturing Company, Inc.

2.                                       The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Ten Cents ($.10) amounting in the aggregate to One Hundred Dollars ($100.00).

5.                                       The board of directors is authorized to make, alter or repeal the by-laws of the corporation.  Election of directors need not be by ballot.

6.                                       The name and mailing address of the incorporator is:

L. M. Custis
100 West Tenth Street
Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of December, 1982.

/s/ L. M. Custis
L. M. Custis

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

Sealy Mattress Company of Colorado, Inc. (Colo. Dom.)

Sealy Mattress Company of Florida, Inc. (Fla. Dom.)

Sealy Mattress Company of Iowa, Inc. (Del. Dom.)

Sealy Mattress Company of Northern California (Calif. Dom.)

Sealy Mattress Company of The Northwest, Inc. (Del. Dom.)

Sealy Mattress Company of Philadelphia, Inc. (Pa. Dom.)

Sealy Mattress Company of Pittsburgh, Inc. (Pa. Dom.)

Sealy Mattress Company of Reading, Inc. (Del. Dom.)

Sealy Mattress Company of Southern California, Inc. (Calif. Dom.)

Sealy Mattress Company of Arizona, Inc. (Ariz. Dom.)

Sealy Mattress Company of The Carolinas, Inc. (Del. Dom.)

INTO

Sealy Mattress Manufacturing Company, Inc. (Del. Dom.)

* * * * * *

Sealy Mattress Manufacturing Company, Inc. a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

FIRST:  That this corporation was incorporated on the 21st day of December, 1982, pursuant to the General Corporation Law of the State of Delaware.

SECOND:

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Colorado, Inc. a corporation incorporated on the 14th day of December, 1982, pursuant to the General Corporation Law of the State of Colorado.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Florida, Inc., a corporation incorporated on the 29th day of August, 1972, pursuant to the General Corporation Law of the State of Florida.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Iowa, Inc., a corporation incorporated on the 25th day of April, 1978, pursuant to the General Corporation Law of the State of Delaware.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Northern California, Inc. a corporation incorporated on the 23rd day of February, 1973, pursuant to the General Corporation Law of the State of California.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of The Northwest, Inc., a corporation incorporated on the 18th day of December, 1979, pursuant to the General Corporation Law of the State of Delaware.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Philadelphia, Inc., a corporation incorporated on the 31st day of December, 1973, pursuant to the General Corporation Law of the State of Pennsylvania.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Pittsburgh, Inc., a corporation incorporated on the 31st day of December, 1973, pursuant to the General Corporation Law of the State of Pennsylvania.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Reading, Inc., a corporation incorporated on the 25th day of August, 1978, pursuant to the General Corporation Law of the State of Delaware.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Southern California, Inc. a corporation incorporated on the 28th day of December, 1973, pursuant to the General Corporation Law of the State of California.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of Arizona, Inc., a corporation incorporated on the 28th day of June, 1966, pursuant to the General Corporation Law of the State of Arizona.

That this corporation owns all of the outstanding shares of the stock of Sealy Mattress Company of The Carolinas, Inc. a corporation incorporated on the 28th day of June, 1966, pursuant to the General Corporation Law of the State of Delaware.

THIRD:  That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board, determined to and did merge into itself said:

Sealy Mattress Company of Colorado, Inc.

Sealy Mattress Company of Florida, Inc.

Sealy Mattress Company of Iowa, Inc.

Sealy Mattress Company of Northern California

Sealy Mattress Company of The Northwest, Inc.

Sealy Mattress Company of Philadelphia, Inc.

Sealy Mattress Company of Pittsburgh, Inc.

Sealy Mattress Company of Southern California, Inc.

Sealy Mattress Company of Arizona, Inc.

Sealy Mattress Company of The Carolinas, Inc.

Sealy Mattress Company of Reading, Inc.

RESOLVED, that Sealy Mattress Manufacturing Company, Inc. merge, and it hereby does merge into itself said:

Sealy Mattress Company of Colorado, Inc.

Sealy Mattress Company of Florida, Inc.

Sealy Mattress Company of Iowa, Inc.

Sealy Mattress Company of Northern California

Sealy Mattress Company of The Northwest, Inc.

Sealy Mattress Company of Philadelphia, Inc.

Sealy Mattress Company of Pittsburgh, Inc.

Sealy Mattress Company of Southern California, Inc.

Sealy Mattress Company of Arizona, Inc.

Sealy Mattress Company of The Carolinas, Inc.

Sealy Mattress Company of Reading, Inc.

and assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merger said:

Sealy Mattress Company of Colorado, Inc.

Sealy Mattress Company of Florida, Inc.

Sealy Mattress Company of Iowa, Inc.

Sealy Mattress Company of Northern California

Sealy Mattress Company of The Northwest, Inc.

Sealy Mattress Company of Philadelphia, Inc.

Sealy Mattress Company of Pittsburgh, Inc.

Sealy Mattress Company of Southern California, Inc.

Sealy Mattress Company of Arizona, Inc.

Sealy Mattress Company of The Carolinas, Inc.

Sealy Mattress Company of Reading, Inc.

and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FOURTH:  Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the board of directors of Sealy Mattress Manufacturing Company, Inc. at any time prior to the date of filing the merger with the Secretary of State.

IN WITNESS WHEREOF, said Sealy Mattress Manufacturing Company, Inc. has caused this certificate to be signed by                           , its Vice President, and attested by                              , its Assistant Secretary, this           day of December, 1982.

Sealy Mattress Manufacturing
Company, Inc.

By:
Vice President

ATTEST:

By:
Asst. Secy.

Certificate of Agreement of Merger of the “SEALY MATTRESS COMPANY OF COLORADO, INC.”, a corporation organized and existing under the laws of the State of Colorado, “SEALY MATTRESS COMPANY OF FLORIDA, INC.”, a corporation organized and existing under the laws of the State of Florida, “SEALY MATTRESS COMPANY OF IOWA, INC.”, “SEALY MATTRESS COMPANY OF THE NORTHWEST, INC.”, “SEALY MATTRESS COMPANY OF READING, INC.” and “SEALY MATTRESS COMPANY OF THE CAROLINAS, INC.”, corporations organized and existing under the laws of the State of Delaware, “SEALY MATTRESS COMPANY OF NORTHERN CALIFORNIA, INC.”, and “SEALY MATTRESS COMPANY OF SOUTHERN CALIFORNIA, INC.”, corporations organized and existing under the laws of the State of California, “SEALY MATTRESS COMPANY OF PHILADELPHIA” and “SEALY MATTRESS COMPANY OF PITTSBURGH, INC.”, corporations organized and existing under the laws of the Commonwealth of Pennsylvania and “SEALY MATTRESS COMPANY OF ARIZONA, INC.”, a corporation organized and existing under the laws of the State of Arizona, merging with and into “SEALY MATTRESS MANUFACTURING COMPANY, INC.”, a corporation organized and existing under the laws of the State of Delaware, under the name of “SEALY MATTRESS MANUFACTURING COMPANY, INC.”, as received and filed in this office the thirtieth day of December, A.D. 1982, at 10 o’clock A.M.

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.